MERGER AGREEMENT

AGREEMENT AND PLAN OF MERGER

BETWEEN QODE SERVICES CORPORATION

(a Delaware corporation),

AND

NEOMEDIA TECHNOLOGIES, INC.

(a Delaware corporation)

This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of February 21, 2014, between Qode Services Corporation, a Delaware corporation ("Subsidiary"), and Neomedia Technologies, Inc., a Delaware corporation ("Parent").

RECITALS

WHEREAS, Subsidiary is a corporation duly organized and existing under the laws of the State of Delaware;

WHEREAS, Parent is a corporation duly organized and existing under the laws of the State of Delaware; and

WHEREAS, the Board of Directors of Subsidiary and the Board of Directors of Parent deem it advisable to merge Subsidiary with and into Parent so that Parent is the surviving corporation on the terms provided herein (the "Merger");

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
MERGER

Section 1.1.          The Merger.

After satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, and subject to the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"), Subsidiary will merge with and into Parent and Parent shall file a

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Certificate of Merger with the Secretary of State of the State of Delaware (the "Secretary of State") in accordance with the provisions of the DGCL and shall make all other filings or recordings required by Delaware law in connection with the Merger. The Merger shall become effective upon the filing of such Certificate of Merger with the Secretary of State or at such later time as may be provided for in such Certificate of Merger (the "Effective Time"). Upon the Effective Time, the separate corporate existence of Subsidiary shall cease and Parent shall be the surviving corporation (the "Surviving Corporation").

Section 1.2.          Conditions to the Merger.

The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver (except as provided in this Agreement) of the following conditions:

(a)          This Agreement shall have been adopted by the sole stockholder of Subsidiary, in accordance with the requirements of the DGCL and the Certificate of Incorporation and Bylaws of Subsidiary; and

(b)          This Agreement shall have been adopted by holders of at least a majority of the outstanding voting power of Parent in accordance with the requirements of the DGCL and the Restated Certificate of Incorporation and Bylaws of Parent.

Section 1.3.          Transfer, Conveyance and Assumption.

At the Effective Time, Parent shall continue in existence as the Surviving Corporation and, without further transfer, succeed to and possess all rights, privileges, powers and franchises of Subsidiary, and all of the assets and property of whatever kind and character of the Subsidiary shall vest in Parent, as the Surviving Corporation, without further deed; thereafter, Parent, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of Subsidiary, and any claim or judgment against Subsidiary may be enforced against Parent, as the Surviving Corporation, in accordance with Section 259 of the DGCL.

Section 1.4.          Certificate of Incorporation; Bylaws.

(a)          From and after the Effective Time, the Restated Certificate of Incorporation of Parent shall be the Restated Certificate of Incorporation of the Surviving Corporation provide that Article IV thereof shall be amended in its entirety as follows:

“The Company is authorized to issue two (2) classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Company is authorized to issue is 7,525,000,000 shares. 7,500,000,000 shares shall be Common Stock, no par value per share, and 25,000,000 shares shall be Preferred Stock, par value $0.01 per share.

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The 25,000,000 shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as shall be authorized from time to time by the Board of Directors. The Board of Directors will be authorized to fix the designation of each series of Preferred Stock and the relative rights, preferences, limitations, qualifications, powers or restrictions thereof, including the number of shares comprising each series, the dividend rates, redemption rights, rights upon voluntary or involuntary liquidation, provisions with respect to a retirement or sinking fund, conversions rights, voting rights, if any, preemptive rights, other preferences, qualifications, limitations, restrictions and the special or relative rights of each series.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the outstanding voting power of all shares of capital stock of the Company, without a separate class vote of the holders of the outstanding shares of Common Stock irrespective of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

To the fullest extent permitted by law, the holders of Common Stock shall not be entitled to vote on any amendment to the terms of any outstanding series of Preferred Stock which solely affects the rights, powers, preferences, qualifications, powers or restrictions of such series of Preferred Stock.

Upon the filing and effectiveness pursuant to the General Corporation Law of the State of Delaware of this certificate (the “Effective Time”), each fifteen (15) shares of Common Stock issued and outstanding or held by the Company as treasury stock shall, automatically and without any action on the part of the holders thereof, be combined and converted into one (1) share of Common Stock of the Company. No fractional shares shall be issued and, in lieu of a fractional share of Common Stock to which any stockholder is entitled, such stockholder shall receive a cash payment in an amount equal to the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Company’s Common Stock on the day immediately prior to the Effective Time, as reported on the OTC Markets Bulletin Board.”

(b)          From and after the Effective Time, the Bylaws of Parent shall be the Bylaws of the Surviving Corporation.

(c)          Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors and officers of Parent serving as directors or officers of Parent immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

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ARTICLE II
EFFECT ON STOCK

Section 2.1.          Effect on Stock.

(a)          Upon the Effective Time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of common stock, par value $0.01 per share, of Subsidiary (the "Subsidiary Common Stock"), each share of Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time (along with all shares of Subsidiary Capital Stock that are held by the Subsidiary in treasury or otherwise) shall be canceled and no consideration shall be issued in respect thereof.

(b)          Upon the Effective Time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of common stock, par value $0.001 per share, of Parent (the "Parent Common Stock"), each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall continue to remain outstanding as one share of Common Stock of the Surviving Corporation and remain unchanged, except that (i) the par value shall change from $0.001 per share to no par value per share, and (ii) each fifteen (15) shares of Common Stock issued and outstanding shall be combined and converted into one (1) share of Common Stock (the “Reverse Split”).

(c)          Upon the Effective Time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of Series C Convertible Preferred Stock, par value $0.01 per share, of Parent (the "Parent Series C Preferred Stock"), each share of Parent Series C Preferred Stock issued and outstanding immediately prior to the Effective Time shall remain unchanged and continue to remain outstanding as one share of Parent Series C Preferred Stock of the Surviving Corporation.

(d)          Upon the Effective Time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of Series D Convertible Preferred Stock, par value $0.01 per share, of Parent (the "Parent Series D Preferred Stock"), each share of Parent Series D Preferred Stock issued and outstanding immediately prior to the Effective Time shall remain unchanged and continue to remain outstanding as one share of Parent Series D Preferred Stock of the Surviving Corporation.

Section 2.2.          Shares of Dissenting Stockholders.

Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of capital stock of Parent held by a person (a "Dissenting Stockholder") who shall not have voted or consented in writing to adopt this Agreement and who properly demands appraisal for such shares in accordance with Section 262 of the DGCL ( "Dissenting Shares") shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time, such Dissenting Stockholder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Stockholder's shares of capital stock of Parent shall no longer be considered Dissenting Shares for the purposes of this Agreement.

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Section 2.3.          No Fractional Shares.

As a result of and in connection with the Reverse Split, no fractional shares shall be issued and, in lieu of a fractional share of Common Stock to which any stockholder is entitled, such stockholder shall receive a cash payment in an amount equal to the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Company’s Common Stock on the day immediately prior to the Effective Time, as reported on the OTC Markets Bulletin Board.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1.          Representations and Warranties of Subsidiary.

Subsidiary hereby represents and warrants that it:

(a)          is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

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(b)          is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;

(c)          is not in violation of any provisions of its Certificate of Incorporation or Bylaws; and

(d)          has full corporate power and authority to execute and deliver this Agreement and, assuming the adoption of this Agreement by the sole stockholder of Subsidiary in accordance with the DGCL and the Certificate of Incorporation and Bylaws of Subsidiary, consummate the Merger and the other transactions contemplated by this Agreement.

Section 3.2.          Representations and Warranties of Parent.

Parent hereby represents and warrants that it:

(a)          is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

(b)          is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;

(c)          is not in violation of any provisions of its Restated Certificate of Incorporation or Bylaws; and

(d)          has full corporate power and authority to execute and deliver this Agreement and, assuming the adoption of this Agreement by the stockholders of Parent in accordance with the DGCL and the Restated Certificate of Incorporation and Bylaws of Parent, consummate the Merger and the other transactions contemplated by this Agreement.

ARTICLE IV
TERMINATION

Section 4.1.          Termination.

At any time prior to the Effective Time, this Agreement may be terminated and the Merger abandoned for any reason whatsoever by the Board of Directors of Subsidiary or the Board of Directors of Parent, notwithstanding the adoption of this Agreement by the stockholders of Subsidiary or Parent.

ARTICLE V
FURTHER ASSURANCES

Section 5.1.          Further Assurances as to Subsidiary.

If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignment, conveyance or assurance in law or any other acts are necessary or desirable to (i) vest, perfect or confirm in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Subsidiary acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Subsidiary and its proper officers shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of Subsidiary or otherwise to take any and all such action.

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ARTICLE VI
MISCELLANEOUS

Section 6.1.          Amendment.

At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented by the Board of Directors of Subsidiary and the Board of Directors of Parent, whether before or after the adoption of this Agreement by the stockholders of Subsidiary and Parent; provided, however, that after any such adoption, there shall not be made any amendment that by law requires the further approval by such stockholders of Subsidiary or Parent without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Subsidiary and Parent.

Section 6.2.          No Waivers.

No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.3.          Assignment; Third Party Beneficiaries.

Neither this Agreement, nor any right, interest or obligation hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer any rights or benefits upon any person other than the parties hereto.

Section 6.4.          Governing Law.

This Agreement shall in all respects be interpreted by, and construed, interpreted and enforced in accordance with and pursuant to the laws of the State of Delaware.

Section 6.5.          Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.6.          Entire Agreement.

This Agreement and the documents referred to herein are intended by the parties as a final expression of their agreement with respect to the subject matter hereof, and are intended as a complete and exclusive statement of the terms and conditions of that agreement, and there are not other agreements or understandings, written or oral, among the parties, relating to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first stated above.

QODE SERVICES CORPORATION

By:	/s/ Laura A. Marriott
Name: Laura A. Marriott
Title: President and Chief Executive Officer

NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ Laura A. Marriott
Name: Laura A. Marriott
Title: President and Chief Executive Officer

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